UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2023

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	001-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None*

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PRET	*
Series B Preferred Shares, par value $0.01 per share	PRETL	*
Series C Preferred Shares, par value $0.01 per share	PRETM	*
Series D Preferred Shares, par value $0.01 per share	PRETN	*

* Pennsylvania Real Estate Investment Trust’s securities began trading exclusively on the over-the-counter market on December 16, 2022 under the symbols, PRET, PRETL, PRETM, and PRETN.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Restructuring Support Agreement

On December 7, 2023, Pennsylvania Real Estate Investment Trust (the “Company”) and certain of its direct and indirect subsidiaries (collectively, the “Debtors”) entered into a Restructuring Support Agreement (including all exhibits, annexes and schedules thereto, the “RSA”) with creditors holding 100% of the loans outstanding under the Debtors’ First Lien Credit Agreement (as defined below) (the “Supporting First Lien Lenders”) and 100% of the loans outstanding under the Debtors’ Second Lien Credit Agreement (as defined below) (the “Supporting Second Lien Lenders”, and together with the Supporting First Lien Lenders, the “Supporting Lenders”). The RSA provides for a comprehensive restructuring of the Debtors’ first lien and second lien funded debt (the “Restructuring Transactions”) to be implemented through the commencement of voluntary chapter 11 cases (the “Chapter 11 Cases”) in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) pursuant to chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”).

Pursuant to the RSA, the Supporting Lenders have agreed, subject to certain terms and conditions, to support a prepackaged chapter 11 plan (the “Plan”) to implement the Restructuring Transactions, which Plan will be filed in the Chapter 11 Cases.

The material terms of the Plan are set forth in the restructuring term sheet attached to the RSA, which terms include, among other things, the following:

•

the Company will enter into a new debtor-in-possession multi-draw priming term loan financing facility, which will be backstopped by certain of the Supporting Second Lien Lenders, providing new funds in the amount of $60 million, and on such other terms as set forth in the RSA (the “DIP Facility”);

•

on the effective date of the Plan (the “Plan Effective Date”), the Company (as reorganized, “Reorganized PREIT”) will enter into a new senior secured term loan financing facility (the “Exit Term Loan Facility”), which will be fully backstopped by certain of the Supporting Second Lien Lenders;

•

to the extent Reorganized PREIT (together with its consolidated subsidiaries) is expected to have less than $75 million in unrestricted cash on the Plan Effective Date, Reorganized PREIT will enter into a new super senior secured revolving credit facility in a maximum amount of $75 million, which will be fully backstopped by certain of the Supporting Second Lien Lenders;

•	on the Plan Effective Date, Reorganized PREIT will issue common equity interests (the “new equity”) to holders of Prepetition Second Lien Claims (as defined in the RSA) and backstop parties;

•	the initial board of directors of Reorganized PREIT will implement a customary management incentive plan (the “MIP”);

•	on the Plan Effective Date, the following distributions will be made:

•	holders of DIP Facility claims will receive their pro rata share of term loans under the Exit Term Loan Facility in an amount equal to 101% of their DIP Facility claims;

•

holders of Prepetition First Lien Claims (as defined in the RSA) will receive, at their election, either payment in full in cash or their pro rata share of term loans under the exit term loan facility in an amount equal to 101% of their Prepetition First Lien Claims;

•	holders of Prepetition Second Lien Claims will receive 65% of the new equity, subject to dilution by the MIP, and the option to participate in the backstop of the Exit Term Loan Facility;

•

Supporting Second Lien Lenders who are backstop parties will receive 35% of the new equity, subject to dilution by the MIP, on the terms and subject to the conditions set forth in a backstop agreement;

•

holders of general unsecured claims will receive payment in full in cash, other treatment (including reinstatement) consistent with the Bankruptcy Code or such other terms as mutually agreed between the Debtors and such holders, subject to consent from Supporting First Lien Lenders that hold at least 50.1% of all Prepetition First Lien Claims held by Supporting First Lien Lenders and Supporting Second Lien Lenders that hold at least 50.1% of all Prepetition Second Lien Claims held by Supporting Second Lien Lenders (collectively, the “Requisite Supporting Lenders”);

•

to the extent a Debtor is a guarantor on property-level debt, holders of property-level guarantee claims will receive treatment (including reinstatement) consistent with the Bankruptcy Code or such other terms as agreed to among the Debtors and the holders thereof, subject to consent from the Requisite Supporting Lenders;

•

holders of preferred equity will receive their pro rata share of 70% of $10 million, less costs to distribute such $10 million, less expenses incurred primarily in connection with the distribution of such $10 million (including expenses related to objections from preferred and common shareholders) (the “equity distribution”), subject to the satisfaction of certain conditions, including that no official equity committee is appointed (or, if appointed by the U.S. Trustee, disbanded within 20 days) and the confirmation order is entered into by no later than 11:59 p.m. (ET) on January 31, 2024, subject to certain exceptions (the “equity distribution conditions”); and

•	holders of common equity will receive their pro rata share of 30% of the equity distribution, subject to the satisfaction of the equity distribution conditions.

Pursuant to the RSA, the Debtors and the Supporting Lenders have made certain customary commitments to each other in connection with the pursuit of the Restructuring Transactions. The Supporting Lenders have, among other things, committed to support the Restructuring Transactions and vote for the Plan and agreed to satisfy certain other covenants. The Debtors have agreed, among other things, to take all reasonable actions necessary or reasonably requested by the Requisite Supporting Lenders to implement and consummate the Restructuring Transactions, including, among others, the following milestones (the “Milestones”), and to satisfy certain other covenants:

•

by no later than 11:59 p.m. (ET) on December 10, 2023, (i) commence the Chapter 11 Cases in the Bankruptcy Court, (ii) file a motion to approve the DIP Facility, and (iii) file the Plan and the related disclosure statement with the Bankruptcy Court;

•	by no later than 11:59 p.m. (ET) on January 31, 2024, the Bankruptcy Court shall have entered an order approving the disclosure statement and confirming the Plan; and

•	by no later than 11:59 p.m. (ET) on February 15, 2024, the Plan Effective Date shall have occurred.

Each of the parties to the RSA may terminate the RSA (and thereby their support for the Plan) under certain circumstances. Any Debtor may terminate the RSA upon, among other circumstances, its board of trustees or similar governing body determining, after consulting with outside counsel, that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable law.

The Supporting Lenders also have specified termination rights, including, among other circumstances, termination rights that arise if any of the Milestones have not been achieved, extended or waived. The Supporting Lenders’ termination rights may be exercised by the Requisite Supporting Lenders.

The Restructuring Transactions are subject to approval by the Bankruptcy Court, among other conditions. Accordingly, no assurance can be given that the Restructuring Transactions will be consummated on the contemplated timeline or at all.

During the Chapter 11 Cases, the Debtors intend to operate their businesses in the ordinary course and will seek authorization from the Bankruptcy Court to make payment in full on a timely basis to trade creditors, vendors, suppliers, customers and employees of undisputed amounts due prior to and during the Chapter 11 Cases.

The foregoing summary of the RSA does not purport to be complete and is qualified in its entirety by reference to the RSA, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Employment Agreements

On December 8, 2023, the Company entered into an amendment to the employment agreement with Joseph Coradino. The amendment modifies the terms of Mr. Coradino’s severance in the event (i) he is terminated by the Company for any reason other than Cause (as defined in the agreement) or the death or disability of Mr. Coradino, or (ii) Mr. Coradino’s employment is terminated by Mr. Coradino on or after January 1, 2025, with Mr. Coradino being required to provide written notice of such termination at least ninety (90) days before the termination date and continue to provide services in good faith to effectively effectuate a transition. The amendment reduces the portion of Mr. Coradino’s severance tied to base compensation from two times annual salary and target bonus, to one-and-a-half times annual salary and target bonus. The amendment eliminates the heightened severance that would have been available to Mr. Coradino in the event of a Change in Control or a Retirement (in each case as defined therein).

On December 8, 2023, the Company entered into a second amendment to the employment agreement with Mario Ventresca. The amendment eliminates the heightened severance that would have been available to Mr. Ventresca in the event of a Change in Control and provides that (i) if Mr. Ventresca is terminated by the Company for any reason other than Cause or the death or disability of Mr. Ventresca, or (ii) Mr. Ventresca’s employment is terminated by Mr. Ventresca for Good Reason (as those terms are in the employment agreement, as amended), Mr. Ventresca would be entitled to his standard severance (one year salary plus average bonus).

The foregoing summary of the Mr. Coradino’s and Mr. Ventresca’s employment agreement amendments do not purport to be complete and are qualified in their entirety by reference to the relevant amendments, which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

First Lien Credit Agreement Amendment

On December 8, 2023, the Company, PREIT Associates, L.P. (“PREIT Associates”) and PREIT-RUBIN, Inc. (collectively with the Company and PREIT Associates, the “Borrower”), Wilmington Savings Fund Society, FSB, as administrative agent, and the lenders that are signatories thereto entered into that certain Fourth Amendment to Amended and Restated First Lien Credit Agreement (the “First Lien Amendment”), which amends that certain Amended and Restated First Lien Credit Agreement, dated as of December 10, 2020 (as amended by that certain Agency Resignation, Appointment, Acceptance and Waiver Agreement, dated as of April 13, 2021, that certain First Amendment to the First Lien Credit Agreement, dated as of May 12, 2023, that certain Second Amendment to the First Lien Credit Agreement, dated as of September 27, 2023, that certain Third Amendment to the First Lien Credit Agreement, dated as of December 4, 2023 and the First Lien Amendment, the “First Lien Credit Agreement”).

Pursuant to the First Lien Amendment, PR Financing Limited Partnership, a Delaware limited partnership, PR Financing I LLC, a Delaware limited liability company and PR Financing II LLC, a Delaware limited liability company (collectively the “Releasees”) are each automatically released from the Guaranty (as defined in the First Lien Credit Agreement) effective as of December 8, 2023 without any further action. All security interests in and liens on assets of the Releasees are released.

The First Lien Credit Agreement contains certain affirmative and negative covenants and other terms that remain unchanged under the First Lien Amendment. The description above is qualified in its entirety by reference to the First Lien Amendment, which is filed as Exhibit 10.4 to this Current Report on Form 8-K.

Second Lien Credit Agreement Amendment

On December 8, 2023, the Borrower, Wilmington Savings Fund Society, FSB, as administrative agent, and the lenders that are signatories thereto entered into that certain Third Amendment to Second Lien Credit Agreement (the “Second Lien Amendment”), which amends that certain Second Lien Credit Agreement, dated as of December 10, 2020 (as amended by that certain First Amendment to the Second Lien Credit Agreement, dated as of February 8, 2021, that certain Agency Resignation, Appointment, Acceptance and Waiver Agreement, dated as of April 13, 2021, that certain Second Amendment to the Second Lien Credit Agreement, dated as of May 12, 2023 and the Second Lien Amendment, the “Second Lien Credit Agreement”).

Pursuant to the Second Lien Amendment, the Releasees are each automatically released from the Guaranty (as defined in the Second Lien Credit Agreement) effective as of December 8, 2023 without any further action. All security interests in and liens on assets of the Releasees are released.

The Second Lien Credit Agreement contains certain affirmative and negative covenants and other terms that remain unchanged under the Amendment. The description above is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.5 to this Current Report on Form 8-K.

Cherry Hill Extension Agreement

On December 8, 2023, PR Cherry Hill STW LLC and Cherry Hill Center, LLC, both of which are subsidiaries of the Company, that own Cherry Hill Mall (the “Cherry Hill Borrowers”), PREIT Associates, which is the guarantor under the Notes (as defined below), and New York

Life Insurance Company and Teachers Insurance and Annuity Association of America, who are the lenders under the loans that are evidenced by the Notes (the “Cherry Hill Lenders”), entered into an agreement to extend the maturity date (the “Extension Agreement”) of that certain (i) $150.0 million promissory note with New York Life Insurance Company dated August 15, 2012, and (ii) $150.0 million promissory note with Teachers Insurance and Annuity Association of America dated August 15, 2012 (together, the “Notes”). The Extension Agreement extended the maturity date of the Notes from December 8, 2023 to December 15, 2023 (the “Extended Maturity Date”). All other terms and conditions under the Notes and loan instruments continue to be in full force and effect. On the Extended Maturity Date, Cherry Hill Borrowers must pay to Cherry Hill Lenders the entire unpaid principal balance of the Notes, together with all interest then accrued thereon pursuant to the Notes and all other obligations then unpaid pursuant to the loan instruments, among other terms and conditions.

The description above is qualified in its entirety by reference to the Extension Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K.

ITEM 1.03	Bankruptcy or Receivership

Chapter 11 Filing

On December 10, 2023, the Debtors voluntarily filed the Chapter 11 Cases in the United States Bankruptcy Court. The Debtors filed a motion with the Bankruptcy Court seeking to jointly administer the Chapter 11 Cases under the caption “In re: Pennsylvania Real Estate Investment Trust, et al.”

The Debtors continue to operate their businesses and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. To ensure the Debtors’ ability to continue operating in the ordinary course of business and minimize the effect of the Chapter 11 Cases on the Debtors’ customers, vendors, tenants and employees, the Debtors filed with the Bankruptcy Court motions seeking a variety of “first-day” relief, including authority to pay employee wages and benefits and to pay vendors and business partners for goods and services provided both before and after the filing date so that those who continue to work with the Debtors on existing terms will be paid in full and in the ordinary course of business.

DIP Financing

The Company and certain lenders have agreed to the DIP Facility. The DIP Facility is expected to include conditions precedent, representations and warranties, affirmative and negative covenants and events of default customary for financings of this type and size. The proceeds of all or a portion of the proposed DIP Facility may be used for, among other things, to make adequate protection payments as required by the DIP Facility orders, to pay the administrative costs of the Chapter 11 Cases, for general corporate purposes and to address property-level debt claims, in each case in accordance with the DIP Facility orders (including the approved budget), and other such purposes consistent with the proposed DIP Facility.

The foregoing description of the proposed DIP Facility does not purport to be complete and is qualified in its entirety by reference to the final DIP credit agreement, as may be approved by the Bankruptcy Court.

ITEM 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described above in Item 1.03 and the consummation of the Plan may constitute a default under certain property-level debt facilities (in an aggregate outstanding principal amount of approximately $868.9 million), ground leases, operating leases and other contractual and non-contractual obligations (collectively, “Non-Debtor Obligations”) of non-Debtor affiliates of the Debtors, some of which have guarantees from the Debtors. The Debtors believe that any efforts to enforce the financial obligations under its guarantees of such Non-Debtor Obligations are stayed as a result of the filing of the Chapter 11 Cases in the Bankruptcy Court and the creditors’ rights of enforcement in respect of such guarantees of Non-Debtor Obligations are subject to the applicable provisions of the Bankruptcy Code.

ITEM 7.01	Regulation FD Disclosure

Press Release

In connection with entering into the RSA and the commencement of the Chapter 11 Cases, the Company issued a press release on December 11, 2023, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference.

Important information about the Chapter 11 Cases, including court filings and other information, are available on a separate website administrated by the Company’s claims agent, Kroll, at https://cases.ra.kroll.com/PREIT2023. Such information may be filed with the Bankruptcy Court without the filing of an accompanying Current Report on Form 8-K. This website contains third-party content and is provided for convenience only. The documents and other information available on this website are not incorporated by reference into, and do not constitute a part of, this Current Report on Form 8-K.

Disclosure Statement

Pursuant to the RSA, the Company commenced the solicitation of votes on the Plan (the “Solicitation”) on December 8, 2023. In connection with the Solicitation, a disclosure statement has been distributed to certain creditors of the Company that are entitled to vote under the Plan, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor a solicitation of consents from any holders of securities, nor shall there be any sale of securities or solicitation of consents in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Any solicitation or offer will only be made pursuant to the disclosure statement and only to such persons and in such jurisdictions as is permitted under applicable law.

Presentation Materials

The Company is also furnishing as Exhibit 99.3 to this Current Report on Form 8-K certain presentation materials, which are incorporated into this Item 7.01 by reference, previously shared with certain creditors of the Company on a confidential basis during the course of the discussions leading up to the execution of the RSA.

The information contained in this Item 7.01, including Exhibits 99.1, 99.2 and 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly set forth by specific reference in such a filing.

ITEM 8.01	Other Events

Fashion District

PM Gallery LP, a Delaware limited partnership and joint venture entity owned indirectly by the Company and The Macerich Company (“Macerich”), previously entered into a $250.0 million term loan in January 2018 to fund the redevelopment of Fashion District Philadelphia (“FDP”) and to repay capital contributions to the venture previously made by the partners. On December 10, 2020, PM Gallery LP, together with certain other subsidiaries owned indirectly by the Company and Macerich, entered into an Amended and Restated Term Loan Agreement (the “FDP Loan Agreement”). PREIT Associates has severally guaranteed 50% of the obligations of non-debtor PM Gallery LP under the FDP Loan Agreement. Macerich indirectly funded a number of partnership loans (collectively, the “Partnership Loans”) to reduce the principal balance under the FDP Loan Agreement to $73.3 million as of September 30, 2023 (the Company’s share of which is $36.7 million) and fund certain operating expenses of FDP.

On December 9, 2023, the Company entered into a Waiver, Release, Indemnification and Assignment Agreement to transfer all of the Company’s indirect ownership interests in FDP to Macerich in exchange for (i) a comprehensive release of the Company and PREIT Associates from Macerich and its subsidiaries (excluding subsidiaries which do not have a direct or indirect interest in FDP) relating to the joint venture, the Partnership Loans and the FDP Loan Agreement (and the Company provided Macerich a similar release) and (ii) an indemnification of PREIT Associates from The Macerich Partnership, L.P. for obligations first arising after the effective date of the Waiver, Release, Indemnification and Assignment Agreement under the guaranties provided by PREIT Associates in connection with the FDP Loan Agreement or in connection with the transfer of the Company’s indirect ownership interests in FDP.

Woodland

On December 8, 2023, the Company’s subsidiaries, PR Woodland Limited Partnership and PR Woodland Anchor-S, LLC (collectively, “Woodland Borrower”), executed that certain Sixth Amendment to Loan Agreement, Amendment to Payment and Carry Guaranty Agreement and Reaffirmation Agreement (the “6th Amendment”) in relation to the mortgage loan secured by Woodland Mall in Kentwood, Michigan (the “Woodland Loan”). Pursuant to the 6th Amendment, made retroactively effective to November 30, 2023, the Woodland Loan was reinstated and the prior maturity default, that occurred on October 6, 2023, was waived. As of November 30, 2023, the outstanding principal balance of the Woodland Loan was $100,398,440. Pursuant to the 6th Amendment, the maturity date of the subject loan was extended to the date that is the earlier of (i) two business days after the entry of a final order approving debtor-in-possession financing in the Chapter 11 Cases, or (ii) January 24, 2024. Upon the satisfaction of certain conditions, including the payment of certain fees and principal repayments, and other mandatory measures intended to ensure prompt repayment in full, the maturity date may be further extended to November 20, 2024, and again to May 31, 2025. Actions taken in furtherance of the Chapter 11 Cases, consistent with the RSA and not affecting the Woodland Borrower, do not constitute a default under the Woodland Loan.

Cautionary Statements Related to Forward-Looking Statements

Statements in this Current Report on Form 8-K that are not strictly historical, including statements regarding future financial condition and operating results, legal, economic, business, competitive and/or regulatory factors affecting the Company’s businesses, and any other statements regarding events or developments the Company believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the bankruptcy process, the ability of the Debtors to obtain approval from the Bankruptcy Court with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases and to negotiate, develop, obtain court approval of, confirm and consummate the Plan contemplated by the RSA or any other plan that may be proposed within the Debtors’ currently expected timeline or at all; the effects of the Chapter 11 Cases, including increased professional costs, on the liquidity, results of operations and businesses of the Company and its subsidiaries; the ability of the Debtors to operate their businesses during the pendency of the Chapter 11 Cases; the consummation of the transactions contemplated by the RSA, including the ability of the parties to negotiate definitive agreements with respect to the matters covered by the term sheets included in the RSA, the occurrence of events that may give rise to a right of any of the parties to terminate the RSA, and the ability of the parties thereto to receive the required approval by the Bankruptcy Court and to satisfy the other conditions of the RSA; the ability to maintain relationships with the Debtors’ suppliers, customers, employees and other third parties as a result of, and following, its 2021 emergence from bankruptcy and any emergence upon completion of the Chapter 11 Cases, as well as perceptions of the Debtors’ increased performance and credit risks associated with their constrained liquidity position and capital structure, which reflects a recently increased risk of additional bankruptcy or insolvency proceedings; the Debtors’ substantial indebtedness, their ability to generate sufficient cash to reduce their indebtedness and their potential need and ability to incur further indebtedness; the Debtors’ ability to generate sufficient cash to service indebtedness even now that the pre-petition indebtedness has been restructured and in light of the proposed financial restructuring plan contemplated by the RSA; developing, funding and executing the Debtors’ business plan and ability to continue as a going concern; the Debtors’ capital structure upon completion of the Chapter 11 Cases; the comparability of the Debtors’ post-emergence financial results to their historical results and the projections filed with the Bankruptcy Court in the Company’s and certain of its subsidiaries’ 2020 Chapter 11 proceedings and the projections disclosed in connection with the transactions contemplated by the RSA; changes in the Debtors’ business strategy and performance; the Company’s tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended; governmental investigations and inquiries, regulatory actions and lawsuits, in each case related to the Debtors’ or their respective officers; the Company’s and its subsidiaries’ ability to achieve expected benefits from prior restructuring activities or those contemplated in the future; the COVID-19 global pandemic and the public health and governmental response, which have created periods of significant economic disruptions and also have and may continue to exacerbate many of the risks listed herein and may lead to short-term and long-term changes in consumer behavior;

changes in the retail and real estate industries, including bankruptcies, consolidation and store closings, particularly among anchor tenants; changes in economic conditions, including unemployment rates and its effects on consumer confidence and spending, supply chain disruptions, the inflationary environment, uncertainty caused by geopolitical conditions, the potential for economic slowdown or recession and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions; the Debtors’ inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; the Debtors’ ability to sell properties that they seek to dispose of, which may be delayed or prevented by, among other things, the failure to obtain zoning, occupancy and other governmental approvals and permits or, to the extent required, approvals of other third parties; potential losses on impairment of certain long-lived assets, such as real estate, including losses that the Debtors might be required to record in connection with any disposition of assets; the Debtors’ ability to maintain and increase property occupancy, sales and rental rates; increases in operating costs that cannot be passed on to tenants, which may be exacerbated in the current inflationary environment; the effects of online shopping and other uses of technology on the Debtors’ retail tenants which may lead to reduction in demand for rental space; risks related to the Debtors’ development and redevelopment activities, including delays, cost overruns and the Debtors’ inability to reach projected occupancy or rental rates; social unrest and acts of vandalism or violence at malls, including the Debtors’ properties, or at other similar spaces, and the potential effect on traffic and sales; restrictions on the Debtors’ operations contained in the agreements governing the Debtors’ indebtedness; the Debtors’ variable rate indebtedness; future changes to U.S. tax laws or the impact of disputes with governmental tax authorities; and the risks, uncertainties and factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023, as filed with the SEC and available on the Company’s website at www.preit.com and http://www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Restructuring Support Agreement, dated as of December 7, 2023, by and among Pennsylvania Real Estate Investment Trust and certain of its direct and indirect subsidiaries, certain holders of Prepetition First Lien Claims (as defined therein) and certain holders of Prepetition Second Lien Claims.

10.2+	Amendment to Employment Agreement, dated as of December 8, 2023, by and between Pennsylvania Real Estate Investment Trust and Joseph F. Coradino.

10.3+	Second Amendment to Employment Agreement, dated as of December 8, 2023, by and between Pennsylvania Real Estate Investment Trust and Mario C. Ventresca, Jr.

10.4	Fourth Amendment to the Amended and Restated First Lien Credit Agreement, dated as of December 8, 2023, by and among PREIT Associates, L.P., PREIT-RUBIN, Inc., Pennsylvania Real Estate Investment Trust, Wilmington Savings Fund Society, FSB, as administrative agent and the lender signatories thereto.

10.5	Third Amendment to the Second Lien Credit Agreement, dated as of December 8, 2023, by and among PREIT Associates, L.P., PREIT-RUBIN, Inc., Pennsylvania Real Estate Investment Trust, Wilmington Savings Fund Society, FSB, as administrative agent and the lender signatories thereto.

10.6	Agreement to Extension of Cherry Hill Mall Maturity Date, dated as of December 8, 2023, by and among PR Cherry Hill STW LLC, Cherry Hill Center, LLC, PREIT Associates, L.P., New York Life Insurance Company and Teachers Insurance and Annuity Association of America.

99.1	Press Release, dated December 11, 2023

99.2	Disclosure Statement

99.3	Presentation Materials

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

+	Management contract or compensatory plan or arrangement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: December 11, 2023	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel